Radium Ventures, Inc.

Promissory Note
due on Demand

Dated: June 30, 2005	$629,250

For value received, Radium Ventures, Inc., a Nevada corporation (the "Maker"), hereby promises to pay to the order of Michael Martinez, a California resident (the "Holder"), in accordance with the terms hereinafter provided, the principal amount of Six Hundred Twenty Nine Thousand Two Hundred Fifty ($629,250) together with interest thereon.

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder. The outstanding principal balance of this Note shall be due and payable on demand.

ARTICLE I

Section 1.1  Interest. The outstanding principal balance of this Note shall bear interest at a rate per annum equal to Eight percent (8%). Interest shall be computed on the basis of a 365-day year.

ARTICLE II

MISCELLANEOUS

Section 2.1  Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or facsimile number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Any notice to the Maker shall be sent to:

Interactive Television Networks, Inc.
28202 Cabot Rd; Ste 300
Laguna Niguel, CA 92677
Attention: Murray Williams
Facsimile Number: (888) 886-1305

Any notice to the Holder shall be sent to:

Michael Martinez
34145 PCH; Ste 151
Dana Point, CA 92629
Facsimile Number: (949) 388-9622

Section 2.2  Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

Section 2.3  Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative. The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 2.4  Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 2.5  Amendments. This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 2.6  Consent to Jurisdiction. Each of the Maker and the Holder hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Central District of California and the courts of the State of California located in Orange county for the purposes of any suit, action or proceeding arising out of or relating to this Note. Each of the Maker and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. EACH PARTY HEREBY WAIVES TRIAL BY JURY.

Section 2.7  Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 2.8  Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands' and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

Section 2.9   Definitions. For the purposes hereof, the following terms shall have the following meanings:

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Business Day” means (a) a day in which securities are traded in the over-the-counter market, as reported by the OTC Bulletin Board.

IN WITNESS WHEREOF, the Company has executed this Promissory Note as of the day and year first above written.

Radium Ventures, Inc.

By:
Name: Charles Prast Title: CEO

[Signature page to the Convertible Promissory Note in the principal amount of $629,250]